UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2018

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6300 S. Syracuse Way, Suite 300

Centennial, Colorado 80111

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2018, National CineMedia, Inc. (the “Company”) entered into a letter agreement (the “Settlement Agreement”) with Standard General L.P. (“Standard General”). Pursuant to the Settlement Agreement, the Company agreed to (i) appoint Andrew P. Glaze, an analyst at Standard General, as a Class II director on the Company’s Board of Directors, with the effective date of Mr. Glaze’s appointment to be within 30 days of the date of the Settlement Agreement, (ii) include Mr. Glaze in the Company’s slate of nominees for election at its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), and (iii) seek stockholder approval at the 2018 Annual Meeting for an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to declassify the Company’s Board of Directors, increase the maximum size of the Board to eleven directors, and amend certain Board approval rights (the “Proposed Charter Amendment”).

Under the terms of the Settlement Agreement, Standard General agreed to vote, until the end of the Standstill Period (defined below), (i) in favor of each director nominated and recommended by the Board for election at any meeting of the Company’s stockholders, (ii) in favor of the Proposed Charter Amendment, (iii) in accordance with the recommendations by the Board on certain routine proposals, and (iv) against any stockholder nominees not recommended by the Board and against any proposals or resolutions to remove members of the Board. Standard General also agreed, subject to certain limitations, to refrain from certain actions during the Standstill Period, including (A) engaging in any “solicitation” or otherwise becoming a “participant” in any contested solicitation as such terms are used in the proxy rules of the Securities and Exchange Commission; (B) submitting any stockholder proposal or any notice of nomination or other business for consideration to the Board; (C) seeking to acquire the Company or any of its material assets, or proposing mergers, acquisitions or other business combinations involving the Company; (D) acquiring additional shares of the Company’s common stock following which Standard General would economically own or have a total net long position greater than 30% of the Company’s outstanding common stock; and (E) certain other actions specified in the Settlement Agreement.

The term “Standstill Period” means the period of time starting on the date of the Settlement Agreement and ending upon the earlier of (i) the 2018 Annual Meeting, if the Company’s stockholders do not approve the Proposed Charter Amendment at the 2018 Annual Meeting, and (ii) 30 days prior to the deadline for stockholder nominations and proposals for the Company’s 2022 Annual Meeting of Stockholders, but in any event no later than February 28, 2022. However, Standard General may terminate the Standstill Period if any of its designees fail to be elected to the Board and the Board does not appoint such designees to the Board within the time periods specified in the Settlement Agreement. In addition, the Standstill Period will be suspended at any time when Standard General’s aggregate beneficial ownership of the Company’s common stock falls below 7,900,361 shares (the “Minimum Ownership Level”).

If the Company’s stockholders approve the Proposed Charter Amendments at the 2018 Annual Meeting, the Company has agreed to nominate two individuals designated by Standard General for election at the Company’s 2019 Annual Meeting of Stockholders and at each of the company’s subsequent annual meetings during the Standstill Period, subject to the designees satisfying certain criteria. If the Company’s stockholders do not approve the Proposed Charter Amendment at the 2018 Annual Meeting, the Company will not be required to nominate any Standard General designees at the 2019 Annual Meeting, although Mr. Glaze will continue to serve as a Class II director with a term ending at the Company’s 2021 Annual Meeting of Stockholders. At the Company’s request, Standard General will cause its designees to resign from the Board if Standard General’s aggregate beneficial ownership of the Company’s common stock falls below the Minimum Ownership Level.

The Company agreed that the size of the Board will not exceed nine directors during the Standstill Period, subject to an increase only to appoint designees of Standard General that are not otherwise elected to the Board as set forth in the Settlement Agreement. The Company further agreed that upon the request of Standard General, the Board will appoint a Standard General designee to serve as a member of any committee of the Board requested by Standard General, other than the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, subject to certain limitations in the Settlement Agreement. Effective upon his appointment to the Board, Mr. Glaze will initially serve on the Compensation Committee and Nominating and Governance Committee of the Board, and neither Standard General nor Mr. Glaze will be compensated for Mr. Glaze’s service on the Board. There are no family relationships between Mr. Glaze and any director or executive officer of the Company. In addition, the Company agreed that the Audit Committee of the Board will consist of at least one director who is not designated by Regal CineMedia Holdings, LLC, Cinemark Holdings, Inc. or Standard General and to amend the Company’s Policy with Respect to Related Party Transactions to provide that if any Audit Committee member, after consultation with counsel, determines that any Audit Committee member has a potential interest in a related party transaction requiring Audit Committee consent or that the particular related party transaction should otherwise be reviewed and approved by a special committee, such transaction will be referred to the Board and the Board will determine whether to delegate review of such transaction to a special committee comprised solely of disinterested directors.

Paula Madison, a Company director since 2014, will resign from the Board immediately prior to Mr. Glaze’s appointment, and Mr. Glaze will be appointed to fill the resulting vacancy.

The foregoing description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 1, 2018, the Company issued a press release announcing its entry into the Settlement Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter agreement, dated June 1, 2018, between National CineMedia, Inc. and Standard General L.P.

99.1	Press release of National CineMedia, Inc. dated June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: June 1, 2018	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty Senior Vice President, General Counsel and Secretary